Exhibit 10.3.3

AMENDING AGREEMENT No. 3 TO RENTAL AGREEMENT No. BO-AR-0011-04

Among the undersigned, namely: JUAN ALBERTO PULIDO ARANGO, of legal age, identified with identification document No. 70.876.189, domiciled in Bogotá, acting in his capacity as Legal Representative for SOCIEDAD CONCESIONARIA OPERADORA AEROPORTUARIA INTERNACIONAL S.A. – OPAIN S.A., a corporation incorporated by means of Public Deed No. 2335 of September 1, 2006, issued by the 25th Notary Public of the Bogota Circuit, with TIN. 900.105.860-4 and Trade Registration No. 01633083, who hereinafter and for all the purposes hereof will be called OPAIN S.A. and/or the LANDLORD; and ELISA MURGAS DE MORENO, of legal age, identified with identification document No. 41.614.534, domiciled in Bogotá, acting in her capacity as Legal Representative for AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA, as evidenced in the certificate of existence and legal representation issued by the Barranquilla Chamber of Commerce attached hereto, a business corporation incorporated by means of Public Deed No. 2374 of December 5, 1919, issued by the 2nd Notary Public of the Barranquilla Circuit, with TIN. 890.100.577-6 and Trade Register No. 6135, who hereinafter and for all the purposes hereof will be called AVIANCA S.A. and/or the LESSEE and, together with OPAIN S.A. and/or the LANDLORD, the PARTIES; have agreed to enter into this AMENDING AGREEMENT No. 3 to LEASING AGREEMENT No. BO-AR-0011-04, which will be ruled by the provisions of the Commercial Code and any other legal provisions applicable thereon, and specially, by the clauses detailed below, based on the following

CONSIDERATIONS

FIRST. On July 30, 2004, Leasing Agreement No. BO-AR-0011-04 was signed between the Special Administrative Unit of Civil Aeronautics (hereinafter, “UDEAC”) and AVIANCA, with regard to areas identified as Air Lift Terminal and that integrate a single business unit, for a period of 2 years from its execution, and in which, among other things, the UDEAC authorized the subleasing of the business premises, recognizing that these are part of AVIANCA’s business unit (hereinafter, the “Leasing Agreement”).

SECOND. On December 12, 2005, the UDEAC and AVIANCA signed Amending Agreement No. 1 to Leasing Agreement whereby, among others, (I) an additional area was included, corresponding to the plot of land of the safety zone of Foxtrot road between Juliet and Kilo; (ii) its term of duration was extended by 3 years and 3 months more, as of January 1, 2006; and (iii) the value of the Leasing Agreement was adjusted, due to the effects of the delivery of the additional area.

THIRD. On August 30, 2006, the UDEAC and AVIANCA signed the document for the Assignment of Rights and Obligations derived from Leasing Agreements No. BO-AR-0076-05 of December 20, 2005 and BO-AR-0059-04 of January 31, 2005, corresponding to the lease of advertising areas and spaces for televisions in the common areas of the Air Lift Terminal.

FOURTH. On September 12, 2006, the UDEAC and OPAIN S.A. signed Concession Agreement No. 60001690K of 2006, whose purpose is the “Management, Operation, Commercial Exploitation, Maintenance and Modernization and Expansion of the El Dorado International Airport of the city of Bogota D.C.,” (hereinafter, the “Concession Agreement”).

FIFTH. As established in Clause 20 of the Concession Agreement, as of January 20, 2007, the UDEAC assigned to OPAIN S.A. its contractual position as landlord, among others, in the Leasing Agreement, with the latter assuming all the rights and obligations arising from the same.

AMENDING AGREEMENT No. 3 TO RENTAL AGREEMENT No. BO-AR-0011-04

SIXTH. In addition, the property subject matter of the Leasing Agreement is part of the area under concession that has been delivered by the UDEAC to OPAIN S.A., under the Concession Agreement.

SEVENTH. On January 5, 2009, OPAIN S.A. and AVIANCA signed Amending Agreement No. 2 to the Leasing Agreement, whereby the PARTIES agreed on, among other things:

1.	Exclude an area of approximately 42,567.10 square meters from the Platform, with 11 parking spaces for aircraft, as of April 1, 2009;

2.	Expand the term of the Leasing Agreement for the maintenance area, by one year and one month more, as of April 1, 2009 and, in any case, until the moment when OPAIN S.A. is able to provide the area required, having been prepared as established in the Concession Agreement, for AVIANCA to move its maintenance operation to another similar area;

3.	Extend the term of the Leasing Agreement for other areas that make up the Air Lift Terminal, by 3 years and 6 months more, as of April 1, 2009 and, in any case, until the moment when OPAIN S.A. is able to provide the area required for AVIANCA to move its integrated operation to the Terminal of the El Dorado International Airport;

4.	Adjust the value of the Leasing Agreement, improvements and guarantees.

EIGHTH. As established in the Concession Agreement, OPAIN S.A. as a concessionaire for the El Dorado International Airport, is empowered to perform any acts aimed at generating resources, thereupon it can enter into and perform leasing agreement, renegotiate existing agreements, exploit the commercial areas of the El Dorado International Airport, which have been given in concession by the UDEAC, excluding commercial areas that are part of the property subject matter of the Leasing Agreement, among others.

NINTH. Likewise, OPAIN S.A., as a private company and for purposes of performing the agreement it is allowed to within the framework of the Concession Agreement for complying with the purpose thereof, is required to fulfill the existing agreements, private law and public order rules that may be applicable.

TENTH. As established in Article 518 of the Commercial Code, AVIANCA is entitled to the renewal of the Leasing Agreement upon its expiration for a period equal to that agreed upon in Amending Agreement No. 2 to Leasing Agreement No. BO-0011-04-AR, whenever that, as an entrepreneur, it has occupied the property subject matter of the Leasing Agreement for more than 2 consecutive years with its business establishment and, to date, none of the grounds expressly set forth in the Commercial Code in the aforementioned article have occurred, which prevent the renewal of the term of such agreements.

ELEVENTH. By virtue of the principle of good faith and the autonomy of will, the PARTIES have agreed to amend the Leasing Agreement in order to adjust the value of the rental fee by mutual agreement.

Therefore, the PARTIES declare that the Rental Agreement has been performed according to the terms and conditions whereon it was entered into and amended, and that, as the PARTIES are legal private entities, in compliance with any applicable and valid regulations, they proceed to sign this Amending Agreement No. 3 to the Rental Agreement, which shall be governed, in general, by the provisions of the Commercial Code and, in particular, by the following

CLAUSES

AMENDING AGREEMENT No. 3 TO RENTAL AGREEMENT No. BO-AR-0011-04

FIRST: Retroactively as of October 01, 2012, the Seventh Clause of the Rental Agreement “Value of the Agreement and Payment Method” is partially amended, in matters pertaining to its value and annual increases, first subsection and first paragraph, which will be as follows:

“SEVENTH.-VALUE OF THE AGREEMENT AND PAYMENT METHOD. The LESSEE shall pay to the LANDLORD the sum of eight hundred fifteen million pesos ($815,000,000), plus VAT, as monthly rent fee for the use and benefit of the assets subject matter of this agreement that make up a business unit. The LESSEE must pay the aforementioned sum on an early basis, no later than within five (5) days of the filing of the appropriate invoice by the LANDLORD at the offices indicated by the LESSEE for this purpose.

FIRST PARAGRAPH: Annual Increase: The monthly rent fee agreed upon will be increased in annual periods, starting from October 1, 2013, in proportion to the Consumer Price Index (CPI) certified by the DANE (National Administrative Department of Statistics for its acronym in Spanish) for the immediately preceding calendar year plus one percentage point (IPC+1%).”

SECOND PARAGRAPH: Payment of Duties and Fees by the LESSEE to the LANDLORD. The LESSEE shall pay the LANDLORD all the Duties and Fees established by AEROCIVIL in any applicable Resolutions. The value paid on such account is not part of the value of the Rental Agreement.

THIRD PARAGRAPH: Reduction of the rented area. Subsequent to the LESSEE having returned to the LANDLORD the maintenance areas rented pursuant to the provisions of this Amending Agreement, the PARTIES agree that the fee established in this clause will be reduced proportionately to the area returned, equivalent to four thousand pesos per square meter ($4,000 m²) plus VAT, updated to present value on the date of delivery with the domestic CPI certified for the immediately preceding year.

THIRD: This Amending Agreement No. 3 to the Rental Agreement is formalized with the memorandum of understanding between the PARTIES, evidenced with the signing of the same and which performance does not require any further formalities.

FOURTH: The LESSEE undertakes to deliver to the LANDLORD within five (5) days following the signing of this Amending Agreement No. 3, the amendment to the Sole Performance Guarantee contained in Clause Ten of the Rental Agreement, adjusted as to the insured value and validity thereof under the following conditions:

Insured Value: Equivalent to 35% of the annual value of this Amending Agreement No. 3.

Term: The guarantee shall be in force until the end of the term of the Agreement or its extensions, if applicable.

FIFTH: The other clauses of the Rental Agreement will continue in force, notwithstanding the provisions of this document.

AMENDING AGREEMENT No. 3 TO RENTAL AGREEMENT No. BO-AR-0011-04

This Amending Agreement No. 3 to the Rental Agreement is signed in 2 counterparts of the same value and date, in the city of Bogota D.C., on the 7th day of the month of November of 2012.

BY OPAIN S.A.

/s/ JUAN ALBERTO PULIDO ARANGO
JUAN ALBERTO PULIDO ARANGO
Legal Representative OPAIN S.A.

BY THE LESSEE

/s/ ELISA MURGAS DE MORENO
ELISA MURGAS DE MORENO

Legal Representative AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA